Exhibit 10.10

Silicon Valley Acquisition Corp. II

425 Page Mill Rd, Suite 200, 2nd Floor

Palo Alto, California 94306

[●], 2026

Silicon Valley Acquisition Sponsor II LLC

425 Page Mill Rd, Suite 200, 2nd Floor

Palo Alto, California 94306

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering of the securities (the “IPO”) of Silicon Valley Acquisition Corp. II (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Silicon Valley Acquisition Sponsor II LLC (the “Sponsor”) and/or its affiliates shall make available to the Company certain office space, utilities, secretarial and administrative support as may be required by the Company from time to time, situated at 425 Page Mill Rd, Suite 200, 2nd Floor Palo Alto, California 94306 (or any successor location). In exchange therefore, the Company shall pay the Sponsor and/or its affiliates the sum of $[25,000] per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, that the Sponsor may assign this letter agreement, in whole or in part, to any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Sponsor without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

Silicon Valley Acquisition Corp. II

By:
	Name:	Dan Nash
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Silicon Valley Acquisition Sponsor II LLC

By:
	Name:	Dan Nash
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]